                                  EXHIBIT 10.2

         THIS AGREEMENT made the 21st day of March in the year One Thousand Nine Hundred and Seventy-Eight

         Between SHIRLEY ANTKIES and JACK ANTKIES, as Trustees under the Will of Samuel Antkies, deceased, c/o Shirley Antkies, 2780 No. E. 183rd Street, North Miami Beach, Florida, SIDNEY MESSER, residing at 1601 South Ocean Drive, Hollywood, Florida, and NATHAN MALAMUTH, residing at 3180 South Ocean Drive, Hallandale, Florida, parties of the first part hereinafter known as the landlord,

         And KREISLER MANUFACTURING CORPORATION, a Delaware Corporation, having its home office at 2600 22nd Street North, St. Petersberg, Fla., and KREISLER INDUSTRIAL CORPORATION, a New Jersey Corporation, having its office at 180 Van Riper Avenue, Elmwood Park, New Jersey, parties of the second part hereinafter known as the Tenant:

         Witnesseth, That the said landlord has agreed to LET and DEMISE and hereby does LET and DEMISE to the said Tenant, and the said Tenant has agreed to HIRE and hereby does HIRE from the said Landlord, the following premises: all that property now occupied by the tenant located in Elmwood Park, New Jersey, comprising a total area of approximately 90,000 square feet, on which there is presently located a building now occupied by the tenant having an area of approximately 52,000 square feet on the same 90,000 square feet area.

         for the term of seven (7) years to commence on the first day of October 1978, and to end on the 30th day of September 1985, to be used and occupied only for light manufacturing and for any other business or purposes now being conducted by the tenant which comply with the terms of a variance hereinbefore granted outlining the types of business to be excluded.

         Upon the following Conditions and Covenants:

         FIRST: That the said Tenant hereby covenants and agrees to pay unto the said Landlord the annual rent or sum of FIFTY-EIGHT THOUSAND FIVE HUNDRED DOLLARS ($58,500.00) and 00/100------payable in equal monthly payment of $4,875.00 per month and payable in advance on the first day of each and every month during the entire term of this lease; tenant shall have the privilege of a five day grace period for the payment of its monthly rent.

         SECOND: That the Tenant shall take good care of the premises and shall at its own cost and expense make all repairs both interior and exterior, and at the end or other expiration of the term, shall deliver up the demised premises in good order or condition, damages by the elements excepted. See Paragraph 29th of attached Rider.

         THIRD: That the Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and abatement of nuisances, violations or other grievances, in, upon or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the Board of Fire Underwriters for the prevention of fires at its own cost and expense provided they relate to the business of, or use and occupation by the tenant.

         FOURTH: That in case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall fail or neglect to make any necessary repairs, then the Landlord or his Agents may enter said premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this lease by reason of any default on the part of the Tenant. The Landlord shall promptly deliver to tenant any notice of violations received by it.

         EIGHTH: (missing text on copy)____________________________________, representatives, shall have the right to enter into and upon said premises, or any part thereof, at all reasonable hours necessary for the safety and preservation thereof, provided the same does not unreasonably interfere with tenant's use of the premises.

         NINTH: That the Tenant also agrees to permit the Landlord or his Agents to show the premises to persons wishing to hire or purchase the same; and the Tenant further agrees that on and after one year next preceding the expiration of the term hereby granted, the Landlord or his Agents shall have the right to place notices on the front of said premises, or any part thereof, offering the premises "To Let" or "For Sale," and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation, at reasonable times during business hours.

         FIFTEENTH: That if default be made in any of the covenants herein contained, then it shall be lawful for the said Landlord to re-enter the said premises, and the same to have again re-possess and enjoy.

         SIXTEENTH: That this instrument shall not be a lien against said premises in respect to any bona fide mortgages that hereafter may be placed against said premises,, which mortgages are not to exceed in the aggregate the sum of FOUR HUNDRED FIFTY THOUSAND ($450,000.00) and 0/100 Dollars, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this lease, irrespective of the date of recording and the Tenant agrees to execute any such instrument without cost, which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages, and a refusal to execute such instruments shall entitle the Landlord, his assigns and legal representatives to the option of cancelling this lease without incurring any expense or damage, and the term hereby granted is expressly limited accordingly.


         EIGHTEENTH: That the security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

         NINETEENTH: It is expressly understood and agreed that if for any reason it shall be impossible to obtain fire insurance on the buildings and improvements on the demised premises in an amount, and in the form, and in fire insurance companies acceptable to the Landlord, the latter may, if he so elect, at any time thereafter terminate this lease and the term thereof, on giving to the Tenant three days' notice in writing of his intention to do and upon the giving of such notice, this lease and the term thereof shall terminate and come to an end.

         TWENTY-SECOND: The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this lease or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same shall be and remain in full force and effect.

         TWENTY-THIRD: If after default in payment of rent or violation of any other provision of this lease, or upon the expiration of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.

         TWENTY-FOURTH: In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry of the landlord under the terms and covenants contained in this lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, such difference or deficiency between the rent herein reserved and the rent collected, if any, shall become due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained.

         TWENTY-FIFTH: If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and tenant shall have no claim against landlord for the value of any unexpired term of said lease. No part of any award shall belong to the tenant. In the event of condemnation, the rent shall be apportioned to the date of title vesting in such condemnation proceeding.


         TWENTY-SIXTH: That the tenant shall neither encumber, nor obstruct the sidewalk in front of, entrance to or halls and stairs of said building, nor allow the same to be obstructed or encumbered in any manner.

         TWENTY-SEVENTH: That the tenant will not nor will the tenant permit undertenants or other persons to do anything in said premises, or bring anything into said premises, or bring anything into said premises, or permit anything to be brought into said premises or to be kept therein, which will in any way increase the rate of fire insurance on said demised premises, nor use the demised premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause an increase in the rate of fire insurance on said building, and the tenant agrees to pay on demand any such increase.

         TWENTY-EIGHTH: In case of damage, by fire or other cause, to the building in which the leased premises are located, without the fault of the tenant or of tenant's agent or employees, if the damage is so extensive as to amount practically to the total destruction of the leased premises or of the building, or if the landlord shall within a reasonable time decide not to rebuild, this lease shall cease and come to an end, and the rent shall be apportioned to the time of the damage. In all other cases where the leased premises are damaged by fire without the fault of the tenant or of tenant's agents or employees the landlord shall repair the damage with reasonable dispatch after notice of damage, and if the damage has rendered the premises untenable* (see rider)

         And the said Landlord does covenant that the said Tenant on paying the said rent, and performing the covenants aforesaid, shall and may peaceably and quietly have, hold and enjoy the said demised premises for the term aforesaid.

         And it is further understood and agreed, that the covenants and agreements herein contained are binding on the parties hereto and their legal representatives.

         IN WITNESS WHEREOF, the said parties have set their hands and seals or caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be hereto affixed the day and year first above written.

/s/                                               /s/
----------------------------                      ----------------------------
______ to landlord                                Shirley Antkies

KREISLER MANUFACTURING CORPORATION                /s/
                                                  ----------------------------
                                                  Jack Antkies
/s/                                               Trustees under the Will of
----------------------------                      Samuel Antkies, deceased
President-Tenant


ATTEST:                                           /s/
                                                  ----------------------------
/s/                                               Sidney Messer
----------------------------
Secretary - Asst

                                                  /s/
                                                  ----------------------------
ATTEST                                            Nathan Malamuth, Landlord

/s/                                           KREISLER INDUSTRIAL CORPORATION
----------------------------
Secretary                                     By: /s/
                                                  ----------------------------
                                                  President-tenant

                                      RIDER

* in whole or in part, there shall be an apportionment of the rent until the damage has been repaired. In determining what constitutes reasonable dispatch consideration shall be given to delays caused by strikes, adjustment of insurance and other causes beyond the landlord's control.

TWENTY-NINTH: Under the terms of Paragraph Second of the within lease, the tenant has agreed to be liable for and to make all necessary repairs to both the interior and exterior of the building. In addition thereto, the tenant agrees to keep the driveway and parking lot in good repair and further agrees that the said parking lot shall be used for parking only. The tenant further agrees to be liable for all roof repairs except if it becomes necessary to replace the entire roof by reason of a total collapse due to windstorm or other external factors in which event the landlord agrees to be responsible for the major repair.
** (See continuation of paragraph 29th on bottom of this page).

THIRTIETH: All notices required to be given to the tenant must be in writing and forwarded to the tenant by certified or registered mail, addressed to the tenant at 180 Van Riper Avenue, Elmwood Park, New Jersey, and all notices required to be given to the landlord must be in writing and forwarded to the landlord by certified or registered mail addressed to both Sidney Messer at 1601 South Ocean Drive Hollywood, Florida 33019 (apt. 901) and to Nathan Malamuth at 3108 South Ocean Drive, Hallandale, Florida, 33009 (apartment 804).

THIRTY-FIRST: Tenant shall not assign this agreement or underlet or underlease the premises or any part thereof without the prior consent of the landlord, which consent shall not unreasonably be withheld, provided, however, that the landlord need not consent to any such assignment unless tenant shall deliver to the landlord, in a form reasonably acceptable to the landlord, the assumption by the assignee of all covenants and obligations, under this lease and provided, further, that tenant shall remain liable under all of the terms of this lease for the duration of the term. Landlord shall not be required to consent to a sublease of part or all of the premises unless tenant shall execute and deliver to landlord, on a form reasonably acceptable to the landlord, an assignment of all rents to become due to tenant under said sublease, which assignment shall be in the form of security to landlord for the performance of tenant's obligations under this lease.

THIRTY-SECOND: Tenant may place signs on the land and buildings of the demised premises, provided, however, that such signs shall not create a hazard to any person or property and shall comply in every way with all applicable governmental regulations and that tenant shall obtain, at its own expense, all necessary permits for the erection or installation of said signs.

**(continued)

At the end or other expiration of this lease, tenant agrees to restore the building to its original condition thus eliminating all pits and excavations made in the floors.

THIRTY-THIRD: The tenant shall, without any previous demand therefor, pay to the landlord, or its agent, the said rent at the times and in the manner above provided. In the event of the non-payment of said rent, or any installment thereof, at the times and in the manner above provided, or if the tenant shall be dispossessed for non-payment of rent, or if the leased premises shall be deserted or vacated, or if the tenant defaults in any other covenant or condition of this lease and such default continues for twenty days after notice to the tenant, the landlord or its agents shall have the right to and may enter the said premises as the agent of the tenant, either by force or otherwise, without being liable for any prosecution or damages therefor, and may relet the premises as the agent of the tenant, and receive the rent therefor, upon such terms as shall be satisfactory to the landlord, and all rights of the tenant to repossess the premises under this lease shall be forfeited. Such re-entry by the landlord shall not operate to release the tenant from any rent to be paid or covenants to be performed hereunder during the full term of this lease. For the purpose of reletting, the landlord shall be authorized to make such repairs or alterations in or to the leased premises as may be necessary to place the same in good order and condition. The tenant shall be liable to the landlord for the cost of such repairs or alterations, and all reasonable expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the monthly or term rent provided in this lease, the landlord, at its option, may require the tenant to pay such deficiency month by month, or may hold the tenant in advance for the entire deficiency to be realized during the term of the reletting. The tenant shall not be entitled to any surplus accruing as a result of the reletting. The landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of the tenant in or upon the demised premises, to secure payment of the rent and performance of the covenants and conditions of this lease. The landlord shall have the right, as agent of the tenant, to take possession of any furniture, fixtures or other personal property of the tenant found in or about the premises, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any moneys becoming due under this lease, the tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment. The tenant agrees to pay, as additional rent, all reasonable attorney's fees and other reasonable expenses incurred by the landlord in enforcing any of the obligations under this lease.

                  (a) If at any time prior to the date herein fixed as of the commencement of the term of this lease there shall be filed by or against tenant in any court pursuant to any statute either of the United State(sic) or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of tenant's property, and within thirty (30) days thereof tenant fails to secure a discharge thereof, or if tenant makes an assignment for the benefit of creditors, or petition for or enter into an agreement this lease shall ipso facto be cancelled and terminated and in which event neither tenant or any person claiming through or under tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the demised premises and landlord, in addition to the other rights and remedies given by (c) hereby and by virtue of any other provision herein or elsewhere in this lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit of moneys received by them from tenant or others in behalf of tenant upon the execution hereof.

                  (b) If at the date fixed as the commencement of the term of this lease or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of tenant's property, and within thirty (30) days thereof tenant fails to secure a discharge thereof, or if tenant makes an assignment for the benefit of creditors or petition for or enter into an arrangement this lease, at the option of the landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated and in which event neither tenant nor any person claiming through or under tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the premises demised but shall forthwith quit and surrender the premises, and landlord, in addition to the other rights and remedies landlord has by virtue of any other provision herein or elsewhere in this lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or moneys received by them from tenant or others in behalf of tenant.

                  (c) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) or (b) landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the demised premises for the same period. If such premises or any part thereof be re-let by the landlord for the unexpired term of said lease or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be prima facie to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings, in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

THIRTY-FOURTH: The tenant shall be liable for the payment of, in addition to the net rental hereinbefore mentioned, all taxes which may be charged, imposed or assessed upon or in relation to the demised premises during the term of the within lease, as well as all insurance, water costs, sewer rents, heating costs, electricity and, at its own cost and expense, maintain the said premises. It is hereby agreed by and between the parties hereto that the landlord shall make the actual payment of the taxes and assessments, including the real property taxes which are due quarterly on February 1st, May 1st, August 1st and November 1st

direct to the taxing authorities and the tenant further agrees to reimburse the landlord for the payment of the aforesaid tax and assessment payments, which is to be considered as additional rent, no later than five days after the landlord has made the said payments and has so advised the tenant. Taxes and assessments for the first and last years of the lease shall be apportioned pro rata. Tenant shall not be required to pay any estate, inheritance, succession, transfer, franchise or income taxes which may be payable by landlord and landlord's heirs, devisees, legal representatives, successors, assigns, or any of them, or any taxes of a similar nature. In addition thereto, the tenant shall be liable for 50% of any assessments which may be charged, imposed or assessed upon or in relation to the demised premises during the term of the within lease.

THIRTY-FIFTH: The landlord makes no warranties or representation that the premises may be used for the purposes set forth in this lease or any representations or warranties of any nature, except as expressly set forth herein.

THIRTY-SIXTH: The tenant shall not have the right to make any major alteration without the consent of the landlord in writing. If such consent is given, or if the tenant makes minor alterations without the landlord's consent, the tenant shall restore the demised premises to the same condition as when received upon request of the landlord.

THIRTY-SEVENTH: The landlord shall not be responsible for the loss or damage to property or injury to persons, occurring in or about the demised premises, by reason of any existing or future condition, defect, matter or thing in said demised premises or the property of which the premises are a part, unless due to negligence or willful conduct of landlord, its agents or employees, or for the acts, omissions or negligence of other persons or tenants in and about the said property. The tenant agrees to indemnify and save the landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons occurring in or about the demised premises. In furtherance thereof, the tenant shall carry at its own expense, public liability insurance, in a minimum amount of Two Hundred Fifty Thousand ($250,000.00) DOLLARS for each person injured and One Million ($1,000,000.00) DOLLARS for any one accident and One Hundred Fifty Thousand ($150,000.00) DOLLARS for property damage in any one accident which shall include the landlord as a named insured. Tenant shall deliver to landlord policy of said insurance and upon default thereof, the landlord may procure the same and tenant shall pay therefor as additional rent hereunder upon demand.

THIRTY-EIGHTH: Landlord or Landlord's agents have made no representations or promises with respect to the demised premises and the buildings thereon except as expressly herein set forth.

THIRTY-NINTH: In the event that any mechanic's lien is filed against the premises as a result of alterations, additions or improvements made by the tenant, or in the events any other lien against the premises is created by any act or omission of tenant, the tenant shall promptly remove the same; the landlord, at its option, after thirty (30) days notice to the tenant if the tenant fails to remove the same within said period of 30 days notice, may pay the said lien, without inquiring into the validity thereof, and the tenant shall forthwith reimburse the landlord the total expense incurred by the landlord in discharging the said lien, as additional rent hereunder.

Nothing herein contained shall be construed as a consent on the part of the landlord to subject the landlord's property to liability under the mechanic's lien law of the State of New Jersey, or to any lien law or any lien or charge whatsoever.

FORTIETH: The rights and remedies contained in this lease are not intended to be exclusive, but as additional to all rights and remedies the landlord would otherwise have by law.

FORTY-FIRST: The tenant shall procure and pay for building fire insurance with extended coverage in the amount of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000.00) and deliver the original policy to the landlord. The landlord may obtain such insurance if the tenant fails to do so and charge the cost to tenant as additional rent.

FORTY-SECOND: The landlord represents that it is the owner of the demised premises having a deed for same duly recorded, and that it has full power under the laws of the State of New Jersey to execute and deliver this lease.

FORTY-THIRD: In connection with the fire insurance specified in Paragraph Forty-First and Paragraph "19th", the landlord will not object to any fire insurance company authorized to do business in the State of New Jersey except for good and sufficient reasons.

FORTY-FOURTH: Both the landlord and tenant represents and warrants that they have had no dealings with any broker with regard to this lease.

FORTY-FIFTH: The landlord hereby acknowledges that the tenant has already deposited with the landlord the sum of $10,000.00 as security for the full and faithful performance by the tenant of all of the terms and conditions upon the tenant's part to be performed; in addition thereto, the tenant has this day deposited an additional sum of $2,500.00, thus making the total security herewith held by the landlord to be in the sum of $12,500.00 which said sum shall be returned to the tenant after the time fixed as the expiration of the term herein, provided that the tenant has fully and faithfully carried out all of the terms, covenants and conditions on its part to be performed. In the event of a bona fide sale, subject to this lease, the landlord shall have the right to transfer the security to the vendee for the benefit of the tenant, and the landlord shall be considered released by the tenant from all liability for the return of such security, and the tenant aggrees to look to the new landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new landlord. The landlord will pay the tenant annually interest at the rate of five (5%) percent per annum upon the said security, but will be entitled to deduct one (1%) percent thereof for administration costs.


FORTY-SIXTH: That in the case of any damage or injury occurring to the glass in any of the buildings on the premises or damage and injury to the said premises of any kind whatsoever, then the said tenant shall cause the said damage or injury to be repaired as speedily as possible at the tenant's own cost and expense.

FORTY-SEVENTH: It is expressly agreed and understood by and between the parties to this agreement, that the landlord shall not be liable for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, unless due to negligence or willful conduct of the landlord, its agents or employees.

FORTY-EIGHTH: Landlord agrees that tenant shall have the right, at its own cost and expense, to contest the amount or legality of any tax or assessment as to which tenant may be obligated to pay, and tenant may make application from the reduction thereof, or of any assessment upon which the same may be based, and landlord agrees at the request of tenant to execute or join in the execution of any instruments or documents necessary in connection with such contest or application and assist tenant in the prosecution of such contest or application, but without cost or expense to landlord. If any such contest or application shall result in a reduction of any such tax or assessment, the total amount of any refund received by the landlord, to the extent to which the same is based upon payment made by the tenant, shall promptly be paid by the landlord to the tenant, or tenant may at its option deduct the same from rent thereafter payable. (See also paragraph FIFTY-EIGHTH below.)

FORTY-NINTH: If any dispute shall arise as to any of the provisions of the within lease and same cannot be settled amicably by the parties hereto, both the landlord and tenant hereby agree that any such dispute shall be arbitrated according to the rules then obtaining of the American Arbitration Association.

FIFTIETH: Shirley Antkies and Jack Antkies are the sole surviving Trustees under the will of Samuel Antkies, deceased, and as such, together with Sidney Messer and Nathan Malamuth, they covenant, warrant and represent that they have full right and power to execute and perform this lease and to grant the estate demised herein.

FIFTY-FIRST: Tenant is hereby granted the option to renew this lease on all the same terms and conditions, except that the annual rent shall be increased by 10% and the monthly installments of rent accordingly increased, for a renewal term of five (5) years commencing on expiration of the initial term. Such option shall be exercisable by written notice to be forwarded by certified or registered mail from tenant to landlord to that effect given not later than twelve (12) months prior to expiration of the initial term, and the said written notice shall be forwarded either to Sidney Messer and to Nathan Malamuth at their respective addresses set forth in the beginning of this lease, or at any other address designated by either or both of them in the future.

FIFTY-SECOND: Anything in this lease to the contrary notwithstanding, landlord shall be responsible for any and all roof repairs, and/or replacement until October 1, 1978.

FIFTY-THIRD: Anything to the contrary notwithstanding, both parties hereto agree upon the following verbiage to be added to sub-section (c) of Paragraph Thirty-Third of this Rider relating to the computation of damages in the event of the termination set forth therein:

In the computation of such damages, the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of 4% per annum

FIFTY-FOURTH: Landlord agrees that tenant shall have the right, at its own costs and expense, to contest the amount or legality of any tax or assessment as to which tenant may be obligated to pay, and tenant may make application for the reduction thereof, or of any assessment upon which the same may be based, and landlord agrees at the request of tenant to execute or join in the execution of any instruments or documents necessary in connection with such contest or application and assist tenant in the prosecution of such contest or application, but without cost or expense to landlord. If any such contest or application shall result in a reduction of any such tax or assessment, the total amount of any refund received by the landlord, to the extent to which the same is based upon payment made by the tenant, shall promptly be paid by the landlord to the tenant, or tenant may at its option deduct the same from rent thereafter payable.

FIFTY-FIFTH: Possession of the demised premises by the tenant shall include all present installation, such as electrical system, including all buss ducts, flourescent fixtures now installed in premises, and air conditioning equipment in offices now partitioned, and sprinkler system, it being understood and agreed that this paragraph shall only apply to items previously installed by the tenant which are not affixed to the realty, and which can only be removed if no damage is done to the realty.

FIFTY-SIXTH: The mortgages specified in paragraph Sixteenth of this lease shall contain the following provision:

The mortgagee shall give Kreisler Manufacturing Corporation and Kreisler Industrial Corporation, tenants of the premises covered hereby, notice by registered or certified mail directed to said tenants at 2600 22nd Street North, St. Petersburg, Florida and 180 Van Riper Avenue, Elmwood Park, New Jersey, respectively, of any default under this mortgage, and will not commence any proceedings or take any other action toward foreclosure thereof on account of such default within twenty days after giving such notice. Said tenants shall have the right, at their option, to remedy the mortgagor's default within such twenty-day period and shall be subrogated to mortgagee's lien to the extent of the remedied payments made by said tenants. The lien of this mortgage shall not cover any of said tenants' fixtures, alterations or improvements which by law or the terms of this lease tenant is permitted to remove from the demised premises.

FIFTY-SEVENTH: This lease supersedes and replaces that certain agreement of lease dated November 14, 1966, between Shirley Antkies, Jack Antkies and Sol Atkins, as Trustees under the will of Samuel Antkies, deceased, Sidney Messer and Nathan Malamuth, as landlord, and Jacques Kreisler Manufacturing Corporation and Kreisler Industrial Corporation, as tenant, and the supplemental lease agreement between the same landlord and tenant dated May 13, 1968.

FIFTY-EIGHTH: Tenant may defer payment of the contested tax or assessment pending any contest, provided that Tenant shall have deposited with Landlord a surety bond issued by a surety company of recognized responsibility, conditioned upon the payment of the same plus all fines, interest, penalties or costs which may become due pending such contest or such other security satisfactory to Landlord as will insure the payment of such tax or assessment and such fines, interest, penalties or costs. Notwithstanding such contest, Tenant shall pay such tax or assessment no later than ten days before the demised premises may become subject to a sale by governmental authority by reason of the non-payment thereof. Upon the final determination of any such contest, Tenant shall pay such tax or assessment which may have been deferred pending such contest, together with such fines, interests, penalties, costs and charges as may be payable in connection therewith. (The foregoing refers to paragraph FORTY-EIGHTH above.)

                             LEASE RENEWAL AGREEMENT

         THIS agreement, this _____ day of September, A.D., 1984, by and between SHIRLEY ANTKINS and JACK ANTKINS, as Trustees under the will of SAMUEL ANTKINS, deceased, SIDNEY MESSER and NATHAN MALAMUTH known as the Landlord and Kreisler Manufacturing Corporation, a Delaware Corporation and Kreisler Industrial Corporation, a New Jersey Corporation hereinafter referred to as Tenant:

         1. The Landlord and Tenant on March 21, 1978 entered into a lease, a copy of which is attached, hereto and made a part hereof.

         2. Under paragraph number fifty-first Tenant is granted the right to renew the subject lease for an additional five year term at the expiration of the existing term, and the Tenant has so elected to renew the lease and the Landlord has accepted said renewal subject to the following amendment to the existing attached lease.


                  A. The official address of NATHAN MALAMUTH is now: 1300 St. Charles Place, Pembroke Lakes, Florida 33026. The official address now of Kreisler Manufacturing Corporation is 5960 Central Avenue - Suite H St. Petersburg, Florida.

                  B. The agreed annual rent for the first five year term renewal shall be Sixty-four Thousand Nine Hundred Twenty Dollars ($64,920.00) payable Five Thousand Four Hundred Ten Dollars ($5,410.00) per month payable in advance on the first day of each and every month during the entire term of the lease; Tenant shall have a privilege of a five day grace period for the payment of its monthly rent. the first monthly rent shall be due on or before October 1, 1985.

                  C. Paragraph number Twenty-ninth second sentence which now reads as follows: "The Tenant further agrees to be liable for all roof repairs except if it becomes necessary to replace the entire roof by reason of a total collapse due to windstorm or other external factors in which event the Landlord agrees to be responsible for the major repairs," is amended to read and shall now read as follows: "The Tenant further agrees to be liable for all roof repairs." NOTE: See paragraph Fifty-Ninth.

                  D. Paragraph number Thirteenth is amended to give the correct address of NATHAN MALAMUTH being: 1300 St. Charles Place, Pembroke Lakes, Florida 33026.

                  E. Paragraph number Forty-First is amended to read that the procure fire insurance with extended coverage shall be for One Million Dollars ($1,000,000.00) rather than Seven Hundred Fifty Thousand Dollars ($750,000.00).

                  F. Paragraph number Fifty-First is amended by adding the following language to the paragraph.

                           "At the end of this renewal period which is September 30, 1990 the Tenant is hereby granted the option to renew this lease as amended on all the same terms and conditions except the rental amount shall be Seventy-Two Thousand Dollars ($72,00.00) payable monthly in advance, Six Thousand Dollars ($6,000.00) per month."

                           "Tenant is further granted an option for an additional five year term (if the lease is still in full force and effect) beginning October 1, 1995 under the same terms and conditions, except the rental price shall be Seventy-Nine Thousand Nine Hundred Ninety-Two Dollars ($79,992.00) payable monthly in advance, Six Thousand Six Hundred Sixty-Six Dollars ($6,666.00) per month."

                  G. Paragraph number Fifty-Sixth is amended to give the correct address of Kreisler Manufacturing Corporation being: 5960 Central Avenue - Suite H, St. Petersburg, Florida.

                  H. The attached lease is further amended by adding a new clause Fifty-Ninth as follows:

                           "Fifty-Ninth: The Landlord and Tenant each agree that the roof is in present need of repair or replacement. The Landlord agrees to pay one half the cost of a new roof up to a limit of liability for the Landlord of Thirty-Two Thousand Five Hundred Dollars (32,500.00). The roof repairs or replacement shall be performed by a licensed roofer with a ten year warranty for the roof."

         All other terms and conditions of the original attached lease not in conflict with this amendment shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have set their hands and seals or to be signed by a proper corporate officer with seal attached.


--------------------------------
                                       ---------------------------------------
--------------------------------       SHIRLEY ANTKINS, Trustee under the Will
                                       of Samuel Antkins, deceased

--------------------------------
                                       ---------------------------------------
--------------------------------       JACK ANTKINS, Trustee under the Will
                                       of Samuel Antkins, deceased

--------------------------------
                                       ---------------------------------------
--------------------------------       SIDNEY MESSER


--------------------------------
                                       ---------------------------------------
--------------------------------       NATHAN MALAMUTH

                                       KREISLER MANUFACTURING CORP.

                                   By:
                                       ---------------------------------------

                                       KREISLER INDUSTRIAL CORP.

                                   By:
                                       ---------------------------------------

                       LEASE MODIFICATION AGREEMENT by and
                between KREISLER INDUSTRIAL CORPORATION, Tenant,
              AND T&T INVESTMENT COMPANY, as Successor to ANTKIES,
                          MESSER and MALAMUTH, Landlord

         THIS AGREEMENT, made this _____ day of _________, 1995, by and between Kreisler Industrial Corporation, hereinafter "Tenant," an T&T Investment Company, successor in interest to Antkies, Messer and Malamuth, hereinafter "Landlord," and concerning the premises located at 168 Van Riper Street, Elmwood Park, New Jersey, the above-named parties do hereby agree that:

         1. The parties, and/or their predecessors, entered into a written Lease Agreement dated March 21, 1978.

         2. Said Lease Agreement was renewed on or about September 25, 1984.

         3. Pursuant to the terms of the original base Agreement, Paragraph Sixteenth provided that no mortgage lien on the premises could be in excess of the aggregate principal sum of Four Hundred Fifty Thousand ($450,000) Dollars.

         4. Tenant has renewed the Lease, in accordance with the renewal Agreement dated September 25, 1984, from October 1, 1995 until September 30, 2000.

         5. The parties hereby agree that the Tenant shall have the right to terminate the Lease during the extension term above-described, upon the following conditions and in the following manner: Tenant shall give to Landlord, by certified mail, return receipt requested, written notice of intention to terminate, which notice shall be given at least one year prior to actual termination. During said year, Tenant will remain fully responsible for any and all obligations pursuant to the Lease and renewals thereof, and Landlord, likewise, will be bound by the obligations thereof. Even in the event Tenant yields possession of the demised premises to Landlord before the expiration of one year after provision of such notice of intent to terminate, each party agrees to remain bound by the terms and conditions of all prior written Agreements until the expiration of one year from the date of such written notice to terminate.

         6. The parties hereby agree that the provision of Paragraphs Sixteenth and Fifty-sixth of the original base Agreement of March 21, 1978 shall be deleted and of no further force and effect. There shall be no further restriction on the principal amount of any mortgage placed on the premises, and Tenant agrees to execute any and all instruments, without cost, in order to subordinate the terms of this Lease to any mortgage requested by Landlord. Landlord agrees, however, that any future mortgagee shall give Tenant written notice, by certified mail, return receipt requested, of any default under such mortgage and shall not commence any proceeding of such default within 20 days after giving such notice. Tenant retains the right, at its option, to remedy any mortgagor's default within such 20-day period and shall be subrogated to any mortgagee's lien to the extent of any remedied payments made by said Tenant. The lien of any mortgage shall not cover any of Tenant's fixtures, alterations or improvements which, by law or the terms of prior Agreements, are permitted to be removed from the demised premises. This paragraph 6 amendment is not legally effective unless and until all mortgagees (both present and future) of the leased premises signs non-disturbance agreements in form and substance satisfactory to counsel for the Tenant.

         7. The parties hereby agree that, in the event of a sale of the subject premises by Landlord, Tenant's Lease, and any and all modifications thereto, shall remain in full force and effect, and that any third party purchaser is hereby bound by the provisions of same through the end of the lease term, to wit, September 30, 2000.

         8. This Lease Agreement amendment modifies and supplements the prior written Agreements by and between the parties herein, and shall be deemed to supercede only those paragraphs and provisions of the prior Agreements specifically referred to herein. All other terms, provisions and obligations contained in the previous Agreements entered into are hereby ratified and confirmed, except where inconsistent herewith.

         IN WITNESS WHEREOF, the above-named parties do hereby set their hands and seals on the date and year above written.

Attest:                                            KREISLER INDUSTRIAL CORP.

                                               By:
-------------------------                          ----------------------------
                                                   Edward Stern, Chairman


Attest:                                            T&T INVESTMENT COMPANY

                                               By:
-------------------------                          ----------------------------
                                                   Arnold Messer